Exhibit 10.49

GUARANTY

Principal Amount: $85,000.00
Date: July 31,2014

WHEREAS, Epazz, Inc., by Shaun Passley, President, executed for the benefit of Epazz, Inc. (hereinafter called "Guarantor"), is now indebted to Timothy Beerup (hereinafter called "Lender"), as evidenced by that certain promissory note dated the 31th of July, 2014, executed by Telecorp Products, Inc., by Shaun Passley, President ("Borrower"), payable to the order of Timothy Beerup, Inc. in the principal amount of Eighty Five Thousand and no 00/100 Dollars ($85,000.00) (hereinafter, the "Guaranteed Indebtedness").

NOW, THEREFORE, for a valuable consideration, receipt and sufficiency of which is hereby acknowledged and confessed, the undersigned (hereinafter, called "Guarantor"), unconditionally guarantees to Lender the prompt payment of monthly installment payments to Lender and at maturity of the note by July 31, 2015, by acceleration or otherwise, of any and all of the Guaranteed Indebtedness, together with interest as provided in the Promissory Note, which monthly payment shall be made to Lender's address of 2101 West Broadway, Suite 168, Columbia, Missouri 65203, or at such other place as the Lender may designate in writing with notice of such designation to Guarantor.

Guarantor hereby agrees that this Guaranty is given solely in consideration of the value received by the Borrower from the Lender. Guarantor hereby agrees that this Guaranty is a guarantee of payment and performance.

Should the status of the Borrower change, this Guaranty shall continue and also cover the Guaranteed Indebtedness of the Borrower under the status of Guarantor, according to the terms hereof guaranteeing the Guaranteed Indebtedness of the original Borrower.

This is a continuing Guaranty, and shall apply to and cover Guaranteed Indebtedness and renewals, extensions and modifications thereof without regard to form or amount which Borrower may incur, create, renew, extend or alter, in whole or in part.

In the event of the dissolution of the Borrower, the obligation of the Guarantor shall continue in full force and effect against Guarantor as to all indebtedness, which shall have been created or incurred by the Borrower.

Guarantor agrees that this Guaranty shall be binding upon Guarantor, Guarantors' heirs, devisees, executors, administrators, personal representatives, successors and assigns, and shall inure to the benefit of, and be enforceable by Lender and Lender's successors and assigns. Guarantor shall not assign Guarantor's obligations hereunder without the prior written consent of Lender.

GUARANTOR:

/s/ Shaun Passley

Epazz, Inc., an Illinois Corporation

Shaun Passley, President of Epazz, Inc.